Exhibit 10.1

RESTRICTED STOCK AGREEMENT

Non-transferable

Grant to:

(“Grantee”)

by

TradeStation Group, Inc., a Florida corporation (the “Company”),

of

                     shares of its common stock, $0.01 par value,

pursuant to and subject to the provisions of the TradeStation Group, Inc. Amended and Restated Incentive Stock Plan (the “Plan”) and to the terms and conditions of this non-transferable Restricted Stock Agreement (this “Agreement”), effective as of the        day of             , 200   (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

RECITALS

WHEREAS, the Company desires to issue to Grantee, as                              of the Company,                                                               (            ) shares (the “Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”); and

WHEREAS, Grantee desires to accept the issuance of the Shares subject to all of the terms and conditions of this Agreement, and is eligible to receive the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of Grantee‘s agreement to provide future services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee hereby agree as follows:

1. Grant of Shares. The Company hereby grants the Shares to Grantee, subject to all of the restrictions and the other terms and conditions set forth in the Plan and in this Agreement. Unless sooner vested in accordance with Section 3 hereof, and provided that Grantee is then still employed by the Company on the respective dates indicated below, the restrictions imposed under Section 2 hereof on the Shares will expire and the Restricted Shares (as hereinafter defined) shall vest as to the number of the Restricted Shares as set forth below on each of the respective dates as set forth below:

Number of Shares	Date	Cumulative Percentage
	[3 years from grant date]	[50	]%
	[6 years from grant date]	[100	]%

Upon each of the foregoing dates, the number of Restricted Shares indicated above shall cease to be subject to the restrictions described herein. For the purposes of this Agreement, the term “vesting” shall have the effect of converting Restricted Shares into unrestricted Shares.

2. Restrictions. The Shares are subject to each of the restrictions set forth in this Section 2 and “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which have not then expired or terminated. Except as provided in Section 12(a) of the Plan, Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered; provided, however, that, notwithstanding the foregoing, Grantee may transfer all or part of the Restricted Shares to one or more trusts for the benefit of Grantee‘s immediate family members (which for purposes hereof shall be limited to the Grantee's children, grandchildren and spouse) or partnerships in which such immediate family members and/or trusts are the only partners; provided that any such transfer of Restricted Shares shall remain subject to all of the restrictions and other terms and conditions hereof and the transferee shall execute any and all documents required by the Company to confirm the foregoing. If Grantee’s employment with the Company terminates for any reason other than as set forth in paragraphs (b) or (c) of Section 3 hereof, then Grantee shall forfeit, without the payment or providing of any consideration or other amounts of any kind whatsoever to Grantee, all of Grantee’s right, title and interest in and to the Restricted Shares as of and after the date of employment termination and such Restricted Shares shall automatically revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section 2 shall apply to all shares of the Company’s Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, business combination or other change in corporate structure directly or indirectly in any way affecting the Common Stock of the Company.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a) As to the number of Restricted Shares as and to the extent indicated on the respective dates specified in Section 1 hereinabove; provided, however, that Grantee on those respective dates is then still employed by the Company;

(b) As to all of the unvested Restricted Shares, on the date of termination of Grantee’s employment by reason of death or “Disability” or “Retirement.” For the purposes of this Agreement, “Disability” shall mean permanent disability as determined by the Compensation Committee under the Plan, in its sole and absolute discretion, and “Retirement” shall mean Grantee’s retirement from employment on or after Grantee’s 65th birthday, provided that Grantee has been employed for at least five (5) years as of the date of Grantee’s retirement; or

(c) As to all of the unvested Restricted Shares, upon the occurrence of a “Change in Control” (as such term is defined below). For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following: (i) any person or entity unaffiliated with the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company's then outstanding securities; (ii) a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company (or similar transaction) in which no person or entity acquires more than fifty (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the consummation of the sale or disposition by the Company directly or indirectly, of all or substantially all of the Company's assets or accounts other than (x) the sale or disposition of all or substantially all of the assets of the Company to a subsidiary of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred, with respect to Grantee, if Grantee is part of a purchasing group which consummates a transaction causing a Change in Control. Grantee shall be deemed " part of a purchasing group" for purposes of the preceding sentence if Grantee is a direct or indirect equity participant in the purchasing company or group; provided however, that Grantee shall not be considered part of a purchasing group if Grantee owns, directly or indirectly, 1% or less of the outstanding securities of the purchasing company or group.

4. Delivery of Shares.

(a) Delivery to Grantee. The Restricted Shares will be issued to Grantee as of the Grant Date and will be held by Grantee during the Restricted Period in certificated form. Such certificate or certificates for the Shares shall bear a legend under Rule 144 promulgated under the Securities Act of 1933, as amended, as and in such form as required by the Company and during the Restricted Period shall bear the following legend in substantially the following form (in addition to any additional legends required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE AND RETRANSFER OBLIGATIONS, RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN TRADESTATION GROUP, INC., A FLORIDA CORPORATION, AND                                          EFFECTIVE AS OF             , 200  , A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY KIND IN CONFLICT WITH, OR IN DEROGATION OF THE AGREEMENT, IS VOID AND OF NO LEGAL FORCE, EFFECT OR VALIDITY WHATSOEVER.”

Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period (or from time to time with respect and up to that portion of the Restricted Shares which is deemed to have vested at such time and becomes unrestricted Shares hereunder), but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, as amended, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

(b) Delivery to Company Upon Forfeiture. As set forth above, all Restricted Shares forfeited pursuant to the terms hereof shall be automatically transferred to the Company by Grantee or the holder thereof. In furtherance of the foregoing and immediately upon the request of the Company, Grantee shall deliver and/or execute all certificates and other instruments necessary to effectuate the transfer of the Restricted Shares to the Company, including, without limitation, a stock power, all in such form and substance as acceptable to the Company in the Company’s sole and absolute discretion.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Restricted Shares, shall have full voting rights with respect to the Shares during and after the Restricted Period. In addition, Grantee shall, during and after the Restricted Period, be entitled to receive any dividends on the Shares; provided, however, that notwithstanding the foregoing, in the event any Restricted Shares are forfeited for any reason, Grantee shall, within ten (10) days of such forfeiture, repay to the Company an amount equal to the dividends previously paid on those Restricted Shares. Notwithstanding anything to the contrary contained herein, if Grantee forfeits any rights to Restricted Shares he may have under this Agreement in accordance with Section 2, Section 4(b) or otherwise, Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein so forfeited and Grantee shall no longer be entitled to vote or receive dividends on the Restricted Shares so forfeited. In the event that for any reason Grantee shall have received dividends upon such Restricted Shares after such forfeiture, Grantee shall immediately repay to the Company an amount equal to such dividends.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the Shares then subject to this Agreement shall automatically be adjusted proportionately.

7. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Grantee’s employment at any time, or confer upon Grantee any right to continue in the employ of the Company.

8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Grantee may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. In all events, Grantee will, no later than the date as of which any amount related to any of the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, notify the Company of that fact and pay to the Company, or make other arrangements satisfactory to the Company, regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such notification and payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind hereafter due, owing or payable to Grantee.

9. Amendment. The Company may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award with respect to any current, future or potential benefit that exists on the date of such amendment or termination.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Grantee and Grantee's heirs, personal and legal representatives and permitted assigns and to the benefit of the Company and its successors and assigns.

12. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed (with a written confirmation of receipt) or actually delivered, or (ii) three (3) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Agreement, provided that all notices to the Company shall be directed to the attention of the General Counsel of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address shall be effective only upon receipt.

14. Governing Law. This Agreement sets forth the final and entire agreement with respect to its subject matter and shall be governed and construed in accordance with the internal laws of the State of Florida without giving effect to the choice of law principles thereof.

15. Pronouns. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

[Signatures on the following page.]

IN WITNESS WHEREOF, TradeStation Group, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Effective Date.

TRADESTATION GROUP, INC.,
a Florida corporation

By:
Name:
Title:

The undersigned hereby accepts and agrees to, and to be bound by and to comply with, all of the terms and provisions of the foregoing Agreement.

[Address]

7